Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-294417 on Form S-1 of our report dated March 17, 2026, relating to the financial statements of Evernorth Holdings Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

October 13, 2026